     As filed with the Securities and Exchange Commission on June 27, 1996
                                             Registration No. 333-______________
================================================================================

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ERGO SCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                04-3271667
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             CHARLESTOWN NAVY YARD
                                100 FIRST AVENUE
                       CHARLESTOWN, MASSACHUSETTS  02129
                 (Address, including ZIP code, of registrant's
                          principal executive offices)


  ERGO SCIENCE CORPORATION AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN
                           (Full title of the plans)


                              MANUEL CINCOTTA, JR.
                             CHAIRMAN OF THE BOARD
                            ERGO SCIENCE CORPORATION
                             CHARLESTOWN NAVY YARD
                                100 FIRST AVENUE
                       CHARLESTOWN, MASSACHUSETTS  02129
                    (Name and address of agent for service)


                                  617-241-6800
         (Telephone number, including area code, of agent for service)


                                   Copies to:
                               ROBERT L. KIMBALL
                                JAMES A. KRAUSE
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                       Proposed           Proposed
Title of                                maximum           maximum
securities           Amount to be   offering price       aggregate          Amount of
to be registered      registered     per share (1)   offering price (1)  registration fee
- -----------------------------------------------------------------------------------------
Common Stock        700,000 Shares      $18-7/8         $13,212,500          $4,456.03
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the average of the high and low prices on June 25, 1996, as reported on the Nasdaq National Market.

================================================================================

     The contents of the registration statement on Form S-8, File No. 333-2310, of Ergo Science Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on March 13, 1996, other than the contents of Item 3 contained therein, are hereby incorporated by reference.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are hereby incorporated by reference into this registration statement on Form S-8 (this "Registration Statement").

     (a) Annual Report on Form 10-K for the year ended December 31, 1995, as amended, filed pursuant to Rule 13a-1 of the Rules and Regulations of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"); and

     (a) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed pursuant to Rule 13a-13 of the Rules and Regulations of the Commission under the Exchange Act; and

     (b) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in Item 1 of the registration statement on Form 8-A filed with the Commission on October 16, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or that deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 8.   EXHIBITS

     5    Opinion of Vinson & Elkins L.L.P.

     10.1 Ergo Science Corporation Amended and Restated 1995 Long-Term Incentive Plan (Incorporated by reference to exhibit 10.19 to the Company's registration statement on Form S-1, file number 33-98162).

     10.2 First Amendment to the Ergo Science Corporation Amended and Restated 1995 Long-Term Incentive Plan.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Ernst & Young LLP.

     23.3 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, State of Massachusetts, on June 25, 1996.

                                        ERGO SCIENCE CORPORATION
                                        (Registrant)


                                        By: /s/ J. Warren Huff
                                           -------------------------------------
                                           J. Warren Huff
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                               Title

/s/ J. Warren Huff              President, Chief Executive         June 25, 1996
- ------------------------------  Officer and Director
J. Warren Huff                  (principal executive officer)

/s/ Alan T. Barber              Vice President, Finance and        June 25, 1996
- ------------------------------  Administration and Chief Financial
Alan T. Barber                  Officer (principal financial and
                                accounting officer)

/s/ Manuel Cincotta, Jr.        Director                           June 25, 1996
- ------------------------------
Manuel Cincotta, Jr.

/s/ Anthony H. Cincotta, Ph.D.  Director                           June 25, 1996
- ------------------------------
Anthony H. Cincotta, Ph.D.

                                Director                           June   , 1996
- ------------------------------
Stephen A. Duzan

                                Director                           June   , 1996
- ------------------------------
Ray L. Hunt

/s/ Thomas F. McWilliams        Director                           June 25, 1996
- ------------------------------
Thomas F. McWilliams

/s/ Albert H. Meier, Ph.D.      Director                           June 25, 1996
- ------------------------------
Albert H. Meier, Ph.D.

                                 EXHIBIT INDEX


                                                                                            SEQUENTIALLY
   EXHIBIT                                                                                    NUMBERED
     NO.                                 DESCRIPTION OF EXHIBITS                                PAGE
- -------------  ---------------------------------------------------------------------------  ------------
   5     --    Opinion of Vinson & Elkins L.L.P.

   10.1  --    Ergo Science Corporation Amended and Restated 1995 Long-Term Incentive
               Plan (Incorporated by reference to exhibit 10.19 to the Company's registration statement on Form S-1, file number 33-98162).

   10.2  --    First Amendment to the Ergo Science Corporation Amended and Restated 1995
               Long-Term Incentive Plan.

   23.1  --    Consent of Coopers & Lybrand L.L.P.

   23.2  --    Consent of Ernst & Young LLP.

   23.3  --    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)
